 EXHIBIT 10.32

COMPUTER SCIENCES CORPORATION
2010 NON-EMPLOYEE DIRECTOR INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

This Restricted Stock Unit Agreement (“Agreement”) is made and entered into as of the date indicated on the signature page hereto (the “Grant Date”) by and between Computer Sciences Corporation, a Nevada corporation (the “Company”), and the non-employee director of the Company executing this Agreement (the “Director”).

WHEREAS, the Company’s 2010 Non-Employee Director Incentive Plan (the “Plan”) was adopted by the Board of Directors of the Company (the “Board”) on May 19, 2010 and approved by the stockholders of the Company on August 9, 2010;

WHEREAS, pursuant to the Plan, the Company is authorized to grant awards to directors of the Company who are not employees of the Company or any of its subsidiaries;

WHEREAS, such awards may include restricted stock units with respect to shares of the common stock, par value $1.00 per share, of the Company (the “Common Stock”); and

WHEREAS, the Company desires to grant to the Director, and the Director desires to accept, a restricted stock unit upon the terms and conditions set forth herein, which terms and conditions have been approved by the Board;

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto hereby agree as follows:

1.           Grant of RSU.  The Company hereby grants to the Director, and the Director hereby accepts, a restricted stock unit with respect to the number of shares of Common Stock indicated on the signature page hereto (the “RSU Shares”) upon the terms and conditions set forth in this Agreement (the “RSU”).

2.           Adjustment of RSU Shares.  If the outstanding securities of the class then subject to the RSU are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities, or if cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Administrator (as defined in the Plan) shall make appropriate and proportionate adjustments, as of the date of such transaction, in the number and type of shares or other securities or cash or other property that are thereafter subject to the RSU.

3.           Nontransferability of RSU.  Neither the RSU nor any interest therein may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution.

4.           Plan.  The RSU is granted pursuant to the Plan, as in effect on the Grant Date, and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that no such amendment shall deprive the Director, without his or her consent, of the RSU or of any of the Director's rights under this Agreement.  The interpretation and construction by the Board of the Plan and this Agreement shall be final and binding upon the Director.

5.           Stockholder Rights.  No person or entity shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any of the RSU Shares until the settlement of the RSU in accordance with the provisions of this Agreement.

6.           Successors.  This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, on the one hand, and the Director and his or her heirs, beneficiaries, legatees and personal representatives, on the other hand.

7.           Entire Agreement; Amendments and Waivers.  This Agreement embodies the entire understanding and agreement of the parties with respect to the subject matter hereof, and no promise, condition, representation or warranty, express or implied, not stated or incorporated by reference herein, shall bind either party hereto.  None of the terms and conditions of this Agreement may be amended, modified, waived or canceled except by a writing, signed by the parties hereto specifying such amendment, modification, waiver or cancellation.  A waiver by either party at any time of compliance with any of the terms and conditions of this Agreement shall not be considered a modification, cancellation or consent to a future waiver of such terms and conditions or of any preceding or succeeding breach thereof, unless expressly so stated.

8.           Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada applicable to contracts made and performed entirely within such state.

9.           Settlement of RSU.

(a)           The RSU shall not be settled prior to the date upon which the Director ceases to be a director of the Company (the “Termination Date”).  If the Termination Date occurs on or after the date of the Company’s first Annual Meeting of Stockholders held after the Grant Date, then the Company shall settle the RSU by delivering the RSU Shares and the Dividend Equivalents (as hereinafter defined) to the Director (or after the Director’s death, to the beneficiary designated by the Director for such purpose), at such time or times as the Director shall have elected pursuant to the Director’s election with respect thereto made on or prior to the later of (i) December 31 of the year preceding the Grant Date or (ii) 30 days after the date upon which the Director first became a director of the Company.  If the Termination Date occurs prior to the date of the Company’s first Annual Meeting of Stockholders held after the Grant Date, then the RSU shall terminate, unsettled, on the Termination Date.

(b)           For purposes of this Agreement, the term “Dividend Equivalents” shall mean, with respect to each RSU Share being delivered by the Company upon settlement of the RSU, an amount in cash equal to the aggregate amount of all regular cash dividends paid on a share of Common Stock during the period between the Grant Date and the date of such settlement, together with interest thereon at the rate credited to amounts deferred under the Company’s Deferred Compensation Plan, as such rate is changed from time to time.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Grant Date indicated below.

DIRECTOR _________________________________ [Director’s Name] Grant Date: _____________________ RSU Shares: _____________________	COMPUTER SCIENCES CORPORATION By__________________________________ Michael W. Laphen Chairman, President and Chief Executive Officer